Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-4 of our report dated March 6, 2009 (Except for note 13b as to which the date is April 30, 2009) relating to the financial statements of Limco-Piedmont Inc. as of and for the years ended December 31, 2008 and 2007, and to reference to our Firm under the caption “Experts” in the proxy statement/prospectus.

/s/ VIRCHOW, KRAUSE & COMPANY, LLP
VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota

May 7, 2009